UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 6, 2024
Date of Report (Date of earliest event reported)

TSS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33627	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Old Settlers Road
Round Rock, Texas		78664
(Address of principal executive offices)		(Zip Code)

(512) 310-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of this Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 10, 2024, TSS, Inc. (the “Company”) issued a press release announcing the appointment of Daniel M. Chism as Chief Financial Officer of the Company, effective June 7, 2024, succeeding John Penver. A copy of the press release is being furnished herewith as Exhibit 99.1.

Mr. Chism, age 56, was previously the Chief Financial Officer at Goodwill Industries of Central Texas from 2020 to 2023, where he also served as a board member and Treasurer for two of Goodwill’s affiliates: Blue Solutions and Goodwill Temporary Services, Inc. Prior to 2020, Mr. Chism held Chief Financial Officer positions at EZCORP, Inc. (NASDAQ EZPW), Cash Solutions Centers, and Gatsby Investments. Mr. Chism holds a master’s degree in professional accounting and a bachelor’s degree in accounting from the University of Texas at Austin.

In connection with Mr. Chism’s appointment to Chief Financial Officer, the Company entered into an employment agreement with Mr. Chism. Under the terms of the employment agreement, Mr. Chism’s base salary is $300,000, which, effective January 1, 2025, will be increased to $325,000. Mr. Chism is eligible to receive a bonus in the amount and on the terms established by the Company’s board. Mr. Chism is also entitled to receive vacation, health insurance and other benefits generally made available to the Company’s other executives. A copy of Mr. Chism’s employment agreement is filed as Exhibit 99.2 to this Form 8-K and incorporated by reference into this description.

Mr. Chism and the Company also entered into an award agreement. In accordance with the terms of the award agreement, on June 7, 2024, Mr. Chism received (a) 125,000 shares of restricted stock, vesting in equal annual installments on the first and second anniversaries of the grant date; and (b) an option to purchase 125,000 shares of the Company’s common stock at an exercise price of $1.72 per share, vesting in equal annual installments on the first, second and third anniversaries of the grant date. A copy of Mr. Chism’s award agreement is filed as Exhibit 99.3 to this Form 8-K and incorporated by reference into this description.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 6, 2024, the Company held its annual meeting of stockholders. Two proposals were submitted to the stockholders of the Company for their approval, which proposals are described in detail in the Company’s proxy statement for the 2024 Annual Meeting filed with the Securities and Exchange Commission on April 30, 2024. The final results of voting for each matter submitted to a vote of the stockholders at the meeting were as follows:

1.    The stockholders of the Company elected a Class I director to serve a three-year term expiring in 2027. The final results of voting regarding this proposal were as follows:

Name	For	Withheld	Broker Non-Votes
Richard M. Metzler	10,443,507	1,235,470	5,293,580

2.    The stockholders of the Company voted to ratify the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The final results of voting regarding this proposal were as follows:

For	Against	Abstain
16,912,505	57,252	2,800

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release, dated June 10, 2024
99.2	Employment Agreement, dated June 7, 2024, between TSS, Inc. and Daniel Chism
99.3	Award Agreement, dated June 7, 2024, between TSS, Inc. and Daniel Chism
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

By:	/s/ Darryll Dewan
Darryll Dewan
Chief Executive Officer

Date: June 10, 2024